                                  EXHIBIT 10.43

                               EXCHANGE AGREEMENT





         THIS EXCHANGE AGREEMENT ("Agreement") is made as of the 27th day of June, 1997, by and among NATIONAL DIAGNOSTICS, INC. ("Shareholder A"), and SUDAFRIC SUISSE TRUSTEES ("Shareholder B").

WITNESSETH:

         WHEREAS, Shareholder B is the holder of securities identified on Exhibit B hereto (the "B Shares"), which B Shares are publicly traded securities; and

         WHEREAS, Shareholder A desires to exchange its securities identified on Exhibit A (the "A Shares") for Shareholder B's B Shares, and Shareholder B desires to exchange its B Shares for Shareholder A's A Shares.

         NOW, THEREFORE, for and in consideration of the agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged and confessed, the parties agree as follows:

         1.       Exchange.

                  a. Exchange of Shares. The A Shares held by Shareholder A will be exchanged for the B Shares held by Shareholder B, and the B Shares held by Shareholder B will be exchanged for the A Shares held by Shareholder A, based on the exchange rates set forth on Exhibit C hereto, in each case on the exchange dates set forth on Exhibit A and Exhibit B hereto (each, an "Exchange Date"). In accordance therewith, (i) Shareholder B shall deliver to Shareholder A the certificate or certificates representing the B Shares held by Shareholder B and to be exchanged on such Exchange Date for the A Shares pursuant hereto, properly endorsed for transfer, and (ii) Shareholder A shall deliver to Shareholder B the certificate or certificates representing the A Shares issued by Shareholder A and to be exchanged on such Exchange date for the B Shares pursuant hereto (each such exchange, an "Exchange").

                  b. Exchange. The initial Exchange shall occur as of the date of this Agreement (the "Effective Date") , and each subsequent Exchange shall occur on the subsequent quarterly anniversary date of the Initial Exchange . The parties agree that, other than as set forth below, there are no other conditions to the obligations of the parties hereto to exchange the A Shares for the B Shares and the B Shares for the A Shares.

                  c. The certificate evidencing the A Shares and the B Shares, as the case may be, shall be imprinted with legends setting forth the restrictions set forth in this Section 1(c). The parties shall enter into an Escrow Agreement in the form attached hereto as Exhibit E.

                  d. Repurchase Option. At any time on or prior to the first anniversary of this Agreement, (a) Shareholder A may, at its option, redeem all or part of the A Shares at the A Shares redemption price set forth in Schedule 1(d); and (b) Shareholder B may, at its option, repurchase all or part of the B Shares at the B Shares redemption price set forth in Schedule 1(d). Notice of exercise of the option set forth in the sentence above shall be delivered to the other party at least 10 days prior to the date for such repurchase or redemption. Each party further agrees to the placement of a legend on the certificate or certificates representing the A Shares or the B Shares, as the case may be, as set forth on Schedule 1(d) hereto.

         2. Representations and Warranties of Shareholder A. Shareholder A represents and warrants to Shareholder B as follows:

                  a. Shareholder A. Shareholder A is a corporation duly organized validly existing and in good standing under the laws of the jurisdiction of its incorporation, as set forth on Schedule 2(a) hereto.

                  b. Authority. Shareholder A has all necessary corporate power and authority to enter into and carry out this Agreement. All corporate actions and proceedings on the part of Shareholder A, its directors and shareholders necessary for the authorization, execution, delivery and performance by Shareholder A of this Agreement and the transactions contemplated hereby have been lawfully and validly taken. This Agreement is the valid and binding obligation of Shareholder A, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws and principles now or hereafter in effect relating to or affecting the enforcement of creditors' rights in general and by general principles of equity and except that the enforcement of the indemnity provisions of Paragraph 5 may be limited by federal or state securities laws, other laws or the public policy underlying any such laws.

                  c. Fully Paid and Non-Assessable Shares. Upon the Exchange, the A Shares will be duly authorized, validly issued, fully paid and non-assessable, and will be free of any liens, charges, encumbrances, restrictions on transfer or preemptive rights (except such that arise by acts of Shareholder B, under federal, state or foreign securities laws or that exist by reason of this agreement or any agreement entered into between Shareholder B and Shareholder A) (each, a "Lien).

                  d. No Violation. Neither the execution, delivery and performance by Shareholder A of this Agreement, the consummation of the transactions contemplated hereby nor the insurance of the A Shares will: (i) violate any provision of Shareholder A's Articles of Incorporation, as amended from time to time, or Shareholder A's By-Laws; (ii) violate any provision of any statute or law or any judgement, decree, order, regulation or rule of any court or governmental authority to which Issuer or any of its properties or assets is subject, which violation could have, singly or in the aggregate, a material adverse effect on the business, properties, condition (financial or otherwise), results of operations or prospects of Shareholder A; or (iii) violate, breach, constitute a default under, permit the termination or acceleration of, or result in the creation of any Liens upon the A Shares or any material property of Shareholder A under any agreement, instrument or obligation to which Shareholder A is a party or by which it or any of its properties or assets is bound, which violation, breach, default, termination, acceleration or Lien could have, singly or in the aggregate, any material adverse effect on the business, properties, condition (financial or otherwise), results of operations or prospects of Shareholder A.

                  e.       No Defaults. Shareholder A is not in violation of:
(i) its Articles of Incorporation or By-Laws as in effect on the effective date of this Agreement; (ii) any statute or law of any judgement, decree, order, regulation or rule of any court or governmental authority, which violation could have, singly or in the aggregate a material adverse effect on the business, properties, condition (financial or otherwise), results of operations or prospects of Shareholder A; or (iii) any material agreement to which Shareholder A is a party or by which a material adverse effect on the business, properties, condition (financial or otherwise), results of operations or prospects of Shareholder A.

                  f. No Consents. No notice to or filing with, and no authorization, consent or approval of, any domestic or foreign court or any public or governmental body of authority is necessary for the consummation by Shareholder A of the transactions contemplated by this Agreement or the insurance of the A Shares except: (i) as may be required under the Securities Act of 1933, as amended (the "1933 Act"), the securities or Blue Sky laws of any jurisdiction or the corporate laws of the state of its incorporation, (ii) notices of filings of which the failure to give or make, or authorizations, consents and approvals of which the failure to obtain, is based on information given to Shareholder A by Shareholder B with respect to Shareholder B or its business, operations or ownership; and (iii) notices or filings of which the failure to obtain, would not individually or in the aggregate, have a material adverse effect on the business properties, condition (financial or otherwise), results of operations or prospects of Shareholder A or adversely affect the operations or prospects of Shareholder A to consummate the transactions contemplated by this Agreement.

                  g. Brokers or Finders. Except for Capital Access Bureau, Inc. ("CABI"), whose fees, commissions and expenses are set forth on Exhibit D hereto, Shareholder A has retained no finder or broker in connection transactions contemplated by this Agreement and hereby agrees to indemnify and hold Shareholder B harmless from any liability for any commission or compensation i the nature of an agent's fee to any broker or other individual or entity (and the costs and expenses of defending against such liability or asserted liability) arising from any act by Shareholder A or any of its agents.

                  h. Restricted Securities. The A Shares are "restricted securities" as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and there are resale limitations with respect to such A Shares as set forth in this Agreement and the related Escrow Agreement.

         3. Representations and Warranties of Shareholder B. Shareholder B hereby represents and warrants to Shareholder A as follows:

                  a. Authority. Shareholder B has all necessary power and authority to enter into and carry out this Agreement. All actions and proceedings on the part of Shareholder B necessary for the authorization, execution, delivery and performance by Shareholder B of this Agreement and the transactions contemplated hereby have been lawfully and validly taken. This Agreement is the valid and binding obligation of Shareholder, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws and principles now or hereafter in effect relating to or affecting the enforcement of the indemnity provisions of Paragraph 5 may be limited by federal or state securities laws, other laws or the public policy underlying any such laws.

                  b. No Liens. Upon the Exchange, the B Shares will be free of any liens, charges, encumbrances, restrictions on transfer or preemptive rights (except such that arise by acts of Shareholder A, under federal, state or foreign securities laws or that exist by reason of this agreement or any agreement entered into between Shareholder B and Shareholder A) (each, a "Lien").

                  c. No Violation. Neither the execution, delivery and performance by Shareholder B of this Agreement nor the consummation of the transactions contemplated hereby will: (i) violate any provision of any statute or law or any judgement, decree, order, regulation or rule of any court or governmental authority to which Shareholder B or any its properties or assets is subject, which violation could have, singly or in the aggregate, a material adverse effect on Shareholder B or its ability to perform its obligations under this Agreement; or (ii) violate, breach, constitute a default under, permit the termination or acceleration of, or result in the creation of any Lien upon any material property of Shareholder B under any agreement, instrument or obligation to which Shareholder B is a party or by which Shareholder B or any of its properties or assets is bound, which violation, breach, default, termination, acceleration or Lien could have, singly or in the aggregate, a material adverse effect on Shareholder B or its ability to perform its obligations under this Agreement.

                  d. No Consents. No notice to or filing with, and no authorization, consent or approval of, any domestic or foreign court or any public or governmental body or authority is necessary for the consummation by Shareholder B of the transactions contemplated by this Agreement or the receipt of the A Shares except: (i) as may be required under the 1933 Act, the securities or Blue Sky laws of any jurisdiction or the corporate laws of any jurisdiction; (ii) notices or filings of which the failure to give or make, or authorizations, consents and approvals of which the failure to obtain, is based on information given to Shareholder B by Shareholder A with respect to Shareholder A or Shareholder A's business, operations or ownership; and (iii) notices or filings of which the failure to give or make, and authorizations, consents and approvals of which the failure to obtain, would not individually or in the aggregate, have a material adverse effect on the Shareholder B or adversely affect Shareholder B's ability to consummate the transactions contemplated by this Agreement.

                  e. Investment Intent. Shareholder B is acquiring the A Shares solely for Shareholder B's own account and not with a view to, or for resale in connection with, any distribution thereof. Shareholder B understands that the A Shares have not been registered under the 1933 Act by reason of specified exemptions therefrom which depend upon, among other things, the bona fide nature of the Shareholder B's investment intent as expressed in this Subparagraph (e).

                  f. Restricted Securities. Shareholder B understands that the A Shares may not be sold, transferred or otherwise disposed of without registration and/or qualification under the 1933 Act and any applicable state securities laws or Blue Sky Laws, or an exemption therefrom and that int he absence of appropriate registration and/or qualification, or exemption therefrom, the A Shares must be held indefinitely. Subject to the provisions of this Agreement, Shareholder B will not sell, transfer or otherwise dispose of the A Shares except pursuant to appropriate registration and/or qualification or an appropriate exemption therefrom. Shareholder B agrees to the placement of a legend on the certificate or certificates representing the A Shares setting forth the foregoing restrictions, in addition the legends set forth in Paragraphs 1(c) and 1(d).

                  g. Experience. Shareholder B has such knowledge and experience in financial and business matters and in making investments of this type that it is capable of evaluating the merits and risks of acquiring the A Shares.

                  h. Receipt of Information. Shareholder B has been furnished access to Shareholder A's business records relating to the A Shares, and such additional information and documents as Shareholder B has requested, and has been afforded an opportunity to ask questions of and receive answers from representatives of Shareholder A concerning the terms and conditions of this Agreement and the acquisition of the A Shares.

                  i. No Brokers or Finders. Except for CCEC, whose fees, commissions and expenses are set forth on Exhibit D hereto, Shareholder B has retained no finder or broker in connection transactions contemplated by this Agreement and hereby agrees to indemnify and hold Shareholder A harmless from any liability for any commission or compensation in the nature of an agent's fee to any broker or other individual or entity (and the costs and expenses of defending against such liability or asserted liability) arising from any act by Shareholder B or any of its agent.

                  j. Free Trading Securities. The B Shares are free-trading securities and are not "restricted securities" as such term is defined in Rule 144 promulgated under the Securities Act, and there are not resale limitations with respect to such B Shares except as set forth in this Agreement and the related Escrow Agreement.

         4. Survival of Representations and Warranties. All representations and warranties set forth in this Agreement shall survive the execution and delivery of this Agreement, and the consummation of the transactions contemplated by this Agreement, for the period of any applicable statutes of limitations.

         5. Indemnification. Each party agrees to indemnify, defend and hold harmless the other party from any claim, demand, loss, liability, damage or expense, including, without limitation, interest, penalties and reasonable attorneys' fees and costs of investigation, incurred as a result of any material inaccuracy, misrepresentation or breach of any representation, warranty, covenant or agreement on the part of such party under or pursuant to this Agreement and the Exhibits and Schedules hereto.

         6. Certain Fees. Simultaneous with the Exchange, (i) Shareholder A shall issue or transfer to CABI such number of B Shares and other compensation as set forth on Exhibit D, and (ii) Shareholder B shall transfer to CCEC such number of B Shares and other compensation as set forth on Exhibit D.

         7.       General Provisions.

                  a. Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if transmitted by facsimile with receipt acknowledged, or upon delivery, if delivered personally or by a recognized commercial courier with receipt acknowledged, or upon the expiration of 72 hours after mailing, if mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to Shareholder A:  NATIONAL DIAGNOSTICS, INC.
                                        755 W. BRANDON BLVD.,
                                        BRANDON, FL   33511
                                        Attn: CURTIS L. ALLISTON, PRESIDENT
                                        Telephone No.: (813) 661-9501
                                        Facsimile No.: (813) 661-9601

                  With a copy to:       ______________________________________
                                        ______________________________________
                                        Attn:
                                        Telephone No.:
                                        Facsimile No.:

                  If to Shareholder B:  ______________________________________
                                        ______________________________________
                                        Attn:
                                        Telephone No.:
                                        Facsimile No.:

                  Any part from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other parties hereto.

                  b. Entire Agreement. This agreement (including the Schedules and Exhibits to this Agreement), along with the related Escrow Agreement, constitutes the entire agreement between the parties with respect to its subject matter and no party shall be entitled to benefits other than those specified herein and therein, and all prior agreements, statements, representations and warranties with respect to the subject of this Agreement are superseded by this Agreement.

                  c. Amendments and Waivers. Neither this Agreement, or any of its provisions, may be amended or modified in any way, except by express written agreement of the parties hereto. Neither any obligation of a party to this Agreement, nor any breach or default by a party under this Agreement, may be changed, waived, discharged or terminated except by a statement in writing signed by the party against which the enforcement of such change, waiver, discharge or termination is sought. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same of any other term or condition of this Agreement on any future occasion.

                  d. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of, the parties and their respective successors, heirs, executors, administrators, legal representatives and assigns.

                  e. Severability. If any provision of this Agreement shall be construed as invalid, illegal or unenforceable for any reason and in any respect, and if the extent of such invalidity, illegality or unenforceability does not destroy the basis of the bargain herein, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the remainder of this Agreement shall remain in full force and effect, enforceable in accordance with its terms as if such provisions had not been included, or had been modified as provided below, as the case may be. To carry out the intent of the parties hereto as fully as possible, the invalid, illegal or unenforceable provision(s), if possible, shall be deemed modified to the extent necessary and possible to render such provision(s) valid and enforceable.

                  f. Headings. The captions and headings to the Paragraphs and Subparagraphs of this Agreement are inserted for purposes of convenience only, are not part of this Agreement and shall be given no force or effect in construing or interpreting the meaning of this Agreement or any of it provisions.

                  g. Counterparts. This Agreement shall be in writing and may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

                  h. Expenses. Shareholder A and Shareholder B shall each pay its own expenses with respect to this Agreement and the transactions contemplated hereby.

                  i. Governing Law and Venue. This Agreement shall be governed by and construed, interpreted and enforced in accordance with the law of the State of Florida without reference to the conflict of laws principles thereof. The courts of Florida in the Ninth Judicial Circuit, and the United States District Court for the Middle District of Florida (Orlando Division), shall be the exclusive courts of jurisdiction and venue for any litigation, special proceeding or other proceeding as between the parties that may be brought, or arise out of, in connection with, or by reason of this Agreement. The parties hereby consent to the jurisdiction of such courts.

                  j. Term. The term of this Agreement will commence on the Effective Date and continue through and including the date one year from the Effective Date.


          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized signatories, effective as the date first set forth above.


WITNESSES:                                  "Shareholder A"

/s/Dennis Hult                              NATIONAL DIAGNOSTICS, INC.
-------------------------------------

/s/Victoria Simmons                         By:/s/Curtis L. Alliston
-------------------------------------          ------------------------------
                                            Name:   Curtis L. Alliston
                                            Title:  President

                                            "Shareholder B"

                                            Sudafric Suisse Trustees
------------------------------------

                                            By:/s/Paul Dixon
------------------------------------           ------------------------------
                                            Name:   Paul Dixon
                                            Title:  Trust Manager

                                 ACKNOWLEDGMENT

         SWORN TO AND SUBSCRIBED before me this __ day of_____________ , 1997, by __________________________________ who is personally known to me or has produced ________________________________________________ as identification.


                                                  ------------------------------
                                                         (Notary Signature)

(NOTARY SEAL)
                                                  -----------------------------
                                                         (Notary Name Printed)
                                                             NOTARY PUBLIC
                                                      Commission No:           .
                                                                    ----------


                                 ACKNOWLEDGMENT


         SWORN TO AND SUBSCRIBED before me this __ day of_____________ , 1997, by __________________________________ who is personally known to me or has produced ________________________________________________ as identification.


                                                  ------------------------------
                                                         (Notary Signature)

(NOTARY SEAL)
                                                  -----------------------------
                                                         (Notary Name Printed)
                                                             NOTARY PUBLIC
                                                      Commission No:           .
                                                                    ----------

                                    EXHIBIT A

                                   "A Shares"



Issuer             Title of Securities    Per Value    No. Shares   Certificate
------             -------------------    ---------    ----------   -----------

NATD               Common, Restricted     No Par       1,459,188
(National
Diagnostics, Inc.)

                                    EXHIBIT B

                                   "B Shares"



Issuer            Title of Securities    Per Value  No. Shares  Certificate
------            -------------------    ---------  ----------  -----------

EQUISURE, INC.    Common                            141,970
(EQE)

                                    EXHIBIT C

                                  Exchange Rate


The number of shares to be exchanged will be calculated as follows:

1. The Established Price (as defined below) for each of the A Shares and the B Shares with respect to such Exchange shall be discounted by the Securities Block Discount (as defined below) (such price, the "Adjusted Established Price").

2. The Dollar Value of the Exchange shall be divided by the Adjusted Established Price for each of the A Shares and the B Shares.

3. The Quarterly Exchanges throughout the term of the Agreement, will be exchanged based upon a recalculation of the Adjusted Established Price.





"Established Price" shall be the average close price of the related security for the five (5) trading days immediately preceding the date of the related Exchange.

The Exchange Dates shall be the Effective Date and the quarterly anniversary dates of the Effective Date, through and including the one-year anniversary of the Effective Date.

The "Dollar Value of the Exchange" shall be two million dollars ($2,000,000) with respect to the initial exchange.

The "Securities Block Discount" shall be 0.15% with respect to the A Shares and 0% with respect to the B Shares.

                                   EXHIBIT C-1

                                 Stock Exchange

ESTABLISHED PRICE                       NATD                         EQE
                                      --------                   ----------
June 20, 1997                         1.500000                   14.625000

June 23, 1997                         1.750000                   14.062500
June 24, 1997                         1.437500                   14.125000
June 25, 1997                         1.687500                   13.875000
June 26, 1997                         1.687500                   13.750000
                                     ---------                   ---------
                  Subtotal            8.062500                   70.437500

         Days averaging                      5                           5

ESTABLISHED PRICE (BID PRICE)         1.612500                   14.087500

Block Discount Rate                      15.00%                       0.00%

                                     (0.241875)                   0.000000

ADJUSTED ESTABLISHED PRICE            1.370625                   14.087500
                                     =========                   =========



Value of Exchange                    2,000,000                   2,000,000
                                     =========                   =========


No. of shares to be exchanged        1,459,188                     141,970
                                     =========                   =========

                                    EXHIBIT D

                          Compensation to CABI and CCEC



1.       Shareholder A shall transfer to CABI the following:

         a.               14,197                     shares of B Shares.
               -------------------------------------

         b.    Other:



2.       Shareholder B shall transfer to CCEC the following:

         a.                                        shares of B Shares.
               -----------------------------------

         b.    Other:

                                    EXHIBIT E

                            Form of Escrow Agreement

                                  SCHEDULE 1(c)

                              Exceptions to Lock-Up

                                 SCHEDULE 1 (d)

                                Repurchase Option



Redemption Price - A Shares:

         The (bid price) for the related shares on the Exchange Date with respect to such A Shares, including any brokerage fees and finder fees.

Repurchase Price - B Shares:

         The (bid price) for the related shares on the Exchange Date with respect to such A Shares, multiplied by 1.15.

Legends:

A Shares:

NATIONAL DIAGNOSTICS, INC. ("NDI") of 755 W. BRANDON BLVD., BRANDON, FLORIDA, HOLDS RIGHT OF OPTION TO PURCHASE THE STOCK REPRESENTED BY THIS CERTIFICATE AT ANY TIME ON OR BEFORE JUNE 30, 1998 AT THE BID PRICE OF ONE AND 61.25/100 DOLLARS ($1.6125), SET ON SUCH DATE, IN ACCORDANCE WITH THE TERMS OF AN EXCHANGE AGREEMENT DATED AS OF SUCH DATE BETWEEN NDI AND THE HOLDER HEREOF.

B Shares:

SUDAFRIC SUISSE TRUSTEES ("SST") HOLDS RIGHTS OF OPTION TO PURCHASE THE STOCK REPRESENTED BY THIS CERTIFICATE AT ANY TIME ON OR BEFORE JUNE 30,1998 AT THE BID PRICE OF FOURTEEN AND 8.75/100 DOLLARS ($14.0875) SET ON SUCH DATE, PLUS 15%, IN ACCORDANCE WITH THE TERMS OF AN EXCHANGE AGREEMENT DATED AS OF SUCH DATE BETWEEN SST AND THE HOLDER HEREOF.

                                 SCHEDULE 2 (A)

                 Jurisdiction of Incorporation of Shareholder A